Exhibit 99.1

Moleculin Announces Proposed Underwritten Public Offering

HOUSTON – February 2, 2021 – Moleculin Biotech, Inc., (Nasdaq: MBRX) ("Moleculin" or the "Company"), a clinical stage pharmaceutical company with a broad portfolio of drug candidates targeting highly resistant tumors and viruses, today announced that it intends to offer and sell shares of common stock (or pre-funded warrants in lieu thereof) in an underwritten public offering. All shares of common stock (or pre-funded warrants in lieu thereof) in the offering will be sold by Moleculin. As part of this offering, Moleculin intends to grant the underwriters a 30-day option to purchase up to an additional 15% of the shares of common stock offered in the public offering. The proposed offering is subject to market and other conditions. There can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

Oppenheimer & Co. Inc. is acting as the sole book-running manager for the proposed offering.

The Company intends to use the net proceeds of the offering to fund its planned clinical trials, preclinical programs, for other research and development activities and for general corporate purposes.

The securities described above are being offered by the Company pursuant to a shelf registration statement on Form S-3 (No. 333-235686) originally filed December 23, 2019 with the Securities and Exchange Commission (SEC) and declared effective by the SEC on April 9, 2020. A preliminary prospectus supplement and the accompanying prospectus relating to and describing the terms of the offering will be filed with the SEC and will be available on the SEC’s website at http://www.sec.gov. Copies of the preliminary prospectus supplement and the accompanying prospectus may be obtained, when available, from Oppenheimer & Co. Inc., Attention: Syndicate Prospectus Department, 85 Broad Street, 26th Floor, New York, New York 10004, by telephone at (212) 667-8055, or by email at EquityProspectus@opco.com. The final terms of the offering will be disclosed in a final prospectus supplement to be filed with the SEC.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Moleculin Biotech, Inc.

Moleculin Biotech, Inc. is a clinical stage pharmaceutical company focused on the development of a broad portfolio of oncology drug candidates for the treatment of highly resistant tumors and viruses. The Company's clinical stage drugs are: Annamycin, a Next Generation Anthracycline, designed to avoid multidrug resistance mechanisms with little to no cardiotoxicity being studied for the treatment of relapsed or refractory acute myeloid leukemia, more commonly referred to as AML, WP1066, an Immune/Transcription Modulator capable of inhibiting p-STAT3 and other oncogenic transcription factors while also stimulating a natural immune response, targeting brain tumors, pancreatic cancer and hematologic malignancies, and WP1220, an analog to WP1066, for the topical treatment of cutaneous T-cell lymphoma. Moleculin is also engaged in preclinical development of additional drug candidates, including other Immune/Transcription Modulators, as well as WP1122 and related compounds capable of Metabolism/Glycosylation Inhibition.

For more information about the Company, please visit http://www.moleculin.com.

Forward-Looking Statements

Some of the statements in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. Forward-looking statements in this press release include, without limitation, statements about the anticipated completion, timing and size of the public offering and the anticipated use of net proceeds therefrom,. Although Moleculin Biotech believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements as a result of various important factors, including: market conditions that may affect the timing, terms and conditions of the offering, our ability to satisfy the conditions to closing of the offering and other matters affecting our ability to consummate the offering on terms acceptable to us. Moleculin Biotech has attempted to identify forward-looking statements by terminology including ''believes,'' ''estimates,'' ''anticipates,'' ''expects,'' ''plans,'' ''projects,'' ''intends,'' ''potential,'' ''may,'' ''could,'' ''might,'' ''will,'' ''should,'' ''approximately'' or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, including those discussed under Item 1A. "Risk Factors" in our most recently filed Form 10-K filed with the Securities and Exchange Commission (“SEC”) and updated from time to time in our Form 10-Q filings and in our other public filings with the SEC.  Any forward-looking statements contained in this release speak only as of its date. We undertake no obligation to update any forward-looking statements contained in this release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events.

Contacts

James Salierno / Carol Ruth

The Ruth Group

973-255-8361 / 917-859-0214

jsalierno@theruthgroup.com

cruth@theruthgroup.com